Item 8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Broderbund Software, Inc.

We have  audited the  accompanying  consolidated  balance  sheets of  Broderbund
Software, Inc. as of August 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended August 31, 1997. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Broderbund Software, Inc. at August 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended August 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                Ernst & Young LLP

San Francisco, California
October 3, 1997

                            Broderbund Software, Inc.

                           Consolidated Balance Sheets

                                                                               August 31,
                                                                            1997       1996
                                                                          --------   --------
                                                                             (In thousands
                                                                          except share data),
Assets
Current assets:
  Cash and short-term investments                                         $ 94,078   $150,893
  Accounts receivable, net of allowances of $27,452
    in 1997 and $27,611 in 1996                                             18,047      5,956
  Inventories                                                                4,527      3,140
  Deferred income taxes                                                     14,975     15,057
  Other current assets                                                       3,799        869
                                                                          ---------   -------
Total current assets                                                       135,426    175,915
                                                                          ---------   -------
Property and equipment, net                                                 18,664      7,014
Purchased technology and other intangibles                                  20,308     13,090
Deferred income taxes                                                       11,002       --
Investments in affiliates                                                     --        4,053
Other assets                                                                 1,203        360
                                                                          ---------  --------
Total assets                                                              $186,603   $200,432
                                                                          =========  ========

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                                                        $  8,928   $  4,442
  Accrued liabilities                                                       24,567     25,149
  Other current liabilities                                                  2,996      3,831
                                                                          ---------   --------
Total current liabilities                                                   36,491     33,422
                                                                          ---------   -------
Deferred income taxes                                                         --        1,462
Other liabilities                                                            2,030       --
Commitments

Stockholders' equity:
  Common stock, $.01 par value, authorized 120,000,000 shares;
  issued and outstanding 20,768,132 and 20,670,060 shares, respectively     27,422     31,383
  Retained earnings                                                        120,660    134,165
                                                                          ---------   -------
Total stockholders' equity                                                 148,082    165,548
                                                                          ---------   -------
Total liabilities and stockholders' equity                                $186,603   $200,432
                                                                          =========  ========

See accompanying notes.

                            Broderbund Software, Inc.

                      Consolidated Statements of Operations

                                                      Years ended August 31,
                                               ----------------------------------
                                                  1997         1996        1995
                                               ---------    ---------   ---------
                                              (In thousands, except per share data)
Net revenues                                   $ 190,787    $ 186,207   $ 171,594
Cost of revenues                                  65,056       58,259      60,997
Amortization of purchased technology               5,427          645          95
                                               ---------    ---------   ---------
     Gross margin                                120,304      127,303     110,502
                                               ---------    ---------   ---------

Operating expenses:
   Sales and marketing                            57,311       34,381      25,143
   Research and development                       43,670       29,244      22,784
   General and administrative                     13,603       11,256      11,085
   Charge for acquired in-process technology      29,297        8,009        --
   Restructuring charges                           1,986         --          --
                                               ---------    ---------   ----------
     Total operating expenses                    145,867       82,890      59,012
                                               ---------    ---------   ----------

Income (loss) from operations                    (25,563)      44,413      51,490
Interest and dividend income, net                  5,556        6,499       6,364
Equity in earnings (loss) of joint venture          (603)         217       3,886
Terminated merger fees, net                         --         15,464        --
                                               ---------    ---------   ----------

Income (loss) before income taxes                (20,610)      66,593      61,740

Provision (benefit) for income taxes              (7,128)      29,816      25,553
                                               ----------   ----------  ----------

Net income (loss)                              $ (13,482)   $  36,777   $  36,187
                                               ===========  ==========  ==========

Net income (loss) per share                    $   (0.65)   $    1.71   $    1.72
                                               ===========  ==========  ==========

Shares used in computing per share data           20,686       21,509      21,037
                                               ===========  ==========  ==========

See accompanying notes.

                                         Broderbund Software, Inc.

                              Consolidated Statements of Stockholders' Equity

                                                             Common Stock                          Total
                                                        ---------------------      Retained     Stockholders'
                                                        Shares       Amount        Earnings        Equity
                                                        -------    -----------    -----------    ----------
                                                                          (In thousands)
Balances at August 31, 1994                             19,624      $  20,321      $  59,858      $  80,179
   Exercise of stock options                               388          4,069           --            4,069
   Tax benefits relating to stock options                 --            6,213           --            6,213
   Adjustment for effect of pooling-of-interests
     on prior periods                                      607            537          1,688          2,225
   Foreign currency translation adjustment                --             --              (20)           (20)
   Unrealized gain on short-term investments              --             --               29             29
   Net income                                             --             --           36,187         36,187
                                                        -------     ----------     ----------     ---------
Balances at August 31, 1995                             20,619         31,140         97,742        128,882
   Exercise of stock options                               151          2,128           --            2,128
   Tax benefits relating to stock options                 --            1,548           --            1,548
   Repurchase of common stock                             (100)        (3,433)          --           (3,433)
   Foreign currency translation adjustment                --             --              (78)           (78)
   Unrealized loss on short-term investments              --             --             (276)          (276)
   Net income                                             --             --           36,777         36,777
                                                        -------     ----------     ----------     ---------
Balances at August 31, 1996                             20,670         31,383        134,165        165,548
   Exercise of stock options                               135          1,833           --            1,833
   Tax benefits relating to stock options                 --              568           --              568
   Repurchase of common stock                             (500)       (14,574)          --          (14,574)
   Purchase of Living Books                                419          7,321           --            7,321
   Shares issued under employee stock purchase
     plan                                                   44            891           --              891
   Foreign currency translation adjustment                --             --             (588)          (588)
   Unrealized gain on short-term investments              --             --              565            565
   Net loss                                               --             --          (13,482)       (13,482)
                                                        -------     ----------     ----------     ---------
Balances at August 31, 1997                             20,768      $  27,422      $ 120,660      $ 148,082
                                                        =======     ==========     ==========     =========

See accompanying notes

                                  Broderbund Software, Inc.

                            Consolidated Statements of Cash Flows

                                                                Years ended August 31,
                                                            1997         1996        1995
                                                         ---------    ----------    --------
                                                                   (In thousands)
Operating activities
Net income (loss)                                        $ (13,482)   $  36,777    $  36,187
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
    Equity in (earnings) loss of joint venture                 603         (217)      (3,886)
    Depreciation and amortization                           11,151        3,164        2,258
    Deferred income taxes                                  (10,874)        (120)      (5,394)
    Charge for acquired in-process technology               29,297        8,009         --
    Write-off of purchased technology                         --           --          1,678
    Royalty advance reserve                                  5,192         --           --
    Changes in current assets and liabilities
      Accounts receivable                                   (6,050)       1,924       (5,582)
      Inventories                                              111         (578)        (201)
      Other current assets                                  (1,957)         317         (429)
      Income taxes                                          (4,345)       9,453          669
      Accounts payable                                       2,874       (1,652)         438
      Accrued compensation                                  (2,361)      (2,268)       5,709
      Other accrued liabilities                               (866)      (4,293)       9,175
                                                         ----------   ----------   ---------
Net cash provided by operating activities                    9,293       50,516       40,622
                                                         ----------   ----------   ---------
Investing activities
Net additions to equipment and improvements                 (4,445)      (3,963)      (3,383)
Dividends received from joint venture                         --          1,000        2,500
Short-term investments                                     (42,096)r    (17,702)r     33,842
Business combinations, net of cash acquired                (44,414)     (21,020)        --
Investments in affiliates                                   (4,848)      (3,450)        --
Adjustment for effect of pooling-of-interests on prior
  periods                                                     --           --          2,225
Other                                                         (531)       1,374         (708)
                                                         ----------   ----------   ---------
Net cash provided (used) for investing activities          (96,334)     (43,761)      34,476
                                                         ----------   ----------   ---------
Financing activities
Exercise of stock options                                    1,833        2,128        4,069
Tax benefit from exercise of stock options                     568        1,548        6,213
Employee stock purchase plan                                   891         --           --
Repurchase of common stock                                 (14,574)      (3,433)        --
                                                         ----------   ----------   ---------
Net cash provided by (used) financing activities           (11,282)         243       10,282
                                                         ----------   ----------   ---------
Translation adjustment                                        (588)         (78)         (20)
                                                         ----------   ----------   ---------
Increase (decrease) in cash                                (98,911)       6,920       85,360
Cash and equivalents, beginning of year                    108,999      102,079       16,719
                                                         ----------   ----------   ---------
Cash and equivalents, end of year                           10,088      108,999      102,079
Short-term investments                                      83,990       41,894       24,468
                                                         ----------   ----------   ---------
Cash and short-term investments, end of year             $  94,078    $ 150,893    $ 126,547
                                                         ==========   ==========   =========
Supplemental disclosure of cash flow information
  Income tax payments, net                               $   7,617    $  18,857    $  24,168
                                                         ==========   ==========   =========
Interest payments                                        $      40    $      81    $      39
                                                         ==========   ==========   =========
Supplemental disclosure of non-cash investing and
  financing activities
Issuance of restricted stock for purchase of Living
Books                                                    $   7,321      --        --
                                                         ==========   ==========   =========

See accompanying notes.

                            Broderbund Software, Inc.

                   Notes to Consolidated Financial Statements

                         August 31, 1997, 1996, and 1995


1.   Accounting Policies

     Operations

     The Company currently operates in one business segment, the development and publishing of consumer software for personal computers.

     Basis of Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries. The Company has export sales from the United States and has operations in the United Kingdom. All significant intercompany accounts and transactions have been eliminated.

     Investments in Affiliates

     Prior to January 1997, the Company and Random House, Inc. (collectively, the "Partners") participated in a joint venture to publish story-based multimedia software for children. The joint venture, Living Books, combined resources of these two publishers and was 50% owned by each. The Company's contribution to the joint venture consisted of the existing Living Books product line and the technology and people to produce more Living Books. Random House, Inc. contributed cash and access to its library of children's books and authors. The joint venture was responsible for all research and development, manufacturing and marketing costs associated with the Living Books products. The Partners were each distributing Living Books products through their respective distribution channels under an affiliated label arrangement. The Company had revenues of $8,817,000, $18,041,000 and $22,393,000 during fiscal 1997, 1996, and 1995, respectively, from distribution of Living Books products as an affiliated label product.

     Prior to January 1, 1997 the Company reported its share in earnings and losses of Living Books under the equity method of accounting. The Company's share was based on the partnership's most recent quarter end results, which were reported on a calendar year basis. The Company's equity (loss) in the earnings of the joint venture for the six months ended December 31, 1996 and the years ended June 30, 1996 and 1995 amounted to $(603,000), $217,000 and $3,886,000, respectively. The Company received distributions from the joint venture during fiscal 1997 and 1996 of $0 and $1,000,000, respectively, which reduced the Company's investment in the joint venture.

     As of January 1, 1997, the Company purchased Random House's 50% share in this joint venture (see Note 2, Business Combinations). Results of Living Books after this date are reflected in the accompanying financial statements.

     The Company has minority interests in Live Picture, Inc., Babycenter, Inc., Classifieds 2000, Inc., Classified Project, Inc., Cyberian Outpost, Inc., E-Ticket, Inc., Index Stock Photography, Inc., Netcentives, Inc., Net
     Contents, Inc., Netplay, Inc. and N/Volve, Inc. These investments are recorded at cost and were fully reserved for on the August 31, 1997 Consolidated Balance Sheet in connection with the Company's restructuring (see Note 11, Restructuring Charges).

     Cash and Short-Term Investments

     Cash and cash equivalents consist of cash in banks and investments in highly liquid short-term instruments with original maturities of 90 days or less. Short-term investments consist principally of municipal bonds and U.S. government agency notes.

     The Company accounts for investments under Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS No. 115"). Under SFAS No. 115, investments in equity and debt securities are classified in three categories and accounted for based upon the classification. The Company has accounted for investments in debt securities as "available-for sale" pursuant to SFAS No. 115 and has recorded such investments at fair value with unrealized gains and losses reported as a component of stockholders' equity.

     Concentration of Credit Risk

     Financial   instruments   which   potentially   subject   the   Company  to
     concentrations of credit risk consist primarily of cash, short-term investments and accounts receivable. The Company's investment portfolio consists of investment grade securities. Accounts receivable are principally from distributors and retailers of the Company's products. The Company performs ongoing credit evaluations of its customers' financial condition and maintains allowances for potential credit losses.

     Inventories

     Inventories, which consist primarily of software media, manuals and related packaging materials, are recorded at standard cost, which approximates the lower of cost, determined on the first-in, first-out basis, or market. Provisions are made in each period for the effect of inventory obsolescence.

     Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over estimated useful lives ranging from three to seven years for equipment and improvements and thirty years for buildings.

     Purchased Technology and Other Intangibles

     Purchased technology, net of amortization, at August 31, 1997, 1996 and 1995 of $20,308,000, $11,570,000 and $761,000, respectively, includes costs of obtaining product technology which are amortized using the straight line method over periods not exceeding three years. Management evaluates the future realization of purchased technology quarterly and writes down any amounts that management deems unlikely to be recovered through future products sales. Amortization expense for fiscal 1997, 1996, and 1995 was $5,427,000, $645,000 and $95,000, respectively. Certain amounts reported in prior years have been reclassified to conform with fiscal year 1997 presentation.

     Advances at August 31, 1996 of $1,520,000 represent prepayments of royalties made to independent software developers under development agreements. These advances were charged to cost of revenues at the contractual royalty rate based on actual net product sales. In the fourth quarter of fiscal year 1997 the Company has reserved for 100% of advances on the balance sheet, which resulted in a pretax charge of $5.2 million.

     Software Development Costs

     Financial accounting standards provide for the capitalization of certain software development costs after technological feasibility of the software is attained. No such costs were capitalized in fiscal 1997, 1996, or 1995 because the impact on the financial statements would not be material.

     Net Revenues

     Revenue from product sales is recognized upon shipment of product, net of allowances for returns, in accordance with the provisions of the American Institute of Certified Public Accountants' Statement of Position 91-1, "Software Revenue Recognition." Net revenues from sales to one customer were 12%, 11% and 22% of total net revenues in fiscal 1997, 1996 and 1995, respectively. Net revenues from sales to a different customer were 11% and 13% of total net revenues in fiscal 1996 and 1995, respectively.

     Royalties

     Royalties are accrued based on net revenues, pursuant to contractual agreements with developers of software products published by the Company. Royalty costs, which are included in cost of revenues, were $10,933,000, $11,999,000 and $13,424,000 in fiscal 1997, 1996 and 1995, respectively.

     Advertising Costs

     The Company charges advertising costs to sales and marketing expense as incurred. Advertising costs were $16,139,000, $6,383,000 and $3,025,000 in fiscal 1997, 1996 and 1995, respectively. Printing and postage related to direct mail offers are expensed over the life of the mailing, not to exceed 90 days and are included in Other current assets on the balance sheet at August 31, 1997.

     Foreign Currency Translation

     The functional currency of the Company's foreign subsidiary is its local currency. Assets and liabilities of this operation are translated into U.S. dollars using current exchange rates, and revenues and expenses are translated in U.S. dollars using average exchange rates. The effects of foreign currency translation adjustments are deferred and included as a component of stockholders' equity.

     Foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than the functional currency. Such amounts were not material in fiscal 1997, 1996 or 1995.

     Recently Issued Accounting Standards

     The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121") effective for the fiscal year ended August 31, 1997. SFAS 121 requires that impairment losses be recorded on long-lived assets and certain identifiable intangibles when indicators of impairment are present and the undiscounted cash flows estimated by those assets are less than the assets' carrying amounts. Adoption of this standard did not have a material impact on the Company's consolidated financial statements.

     SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") establishes a fair value method of accounting for stock-based employee compensation plans. As permitted under SFAS 123, the Company has elected to follow Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees" in accounting for stock-based awards to employees. As such, the Company has continued to measure compensation expense using the intrinsic value based method for stock-based employee compensation plans and has provided pro forma disclosures of net income and earnings per share as if the accounting provisions of SFAS 123 had been adopted (see Note 7, Stockholders' Equity).

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per Share." SFAS No. 128 requires dual presentation of basic and diluted earnings per share for periods ending after December 15, 1997, for all entities with complex capital structures. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. There will be no impact on the Company's primary or fully diluted earnings (loss) per share for the year ended August 31, 1997 because the Company incurred a loss for the period. The impact is expected to result in an increase in primary earnings per share for the year ended August 31, 1996 of $0.07 per share and no change to fully diluted earnings per share.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying of comprehensive income and its components. The Company will adopt SFAS No. 130 effective September 1, 1998.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes new requirements for the reporting of information regarding operating segments, products, services, geographic areas and major customers. The Company will adopt SFAS No. 131 effective September 1, 1998.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include allowances for doubtful accounts, product returns and price protection, and estimates regarding the recoverability of inventories. Actual results could differ from those estimates.

     Net Income (Loss) Per Share

     Net income (loss) per share data is based on the weighted average number of common shares and dilutive common stock equivalents outstanding for the period. There are no significant differences between primary and fully diluted earnings per share

     Reclassifications

     Certain amounts reported in prior years have been reclassified to conform to the fiscal 1997 presentation.


2.   Business Combinations

     Parsons Technology

     On August 6, 1997, the Company acquired Parsons Technology from Intuit Inc. Parsons Technology is a leading direct-to-consumer marketing organization and has an experienced product development group. The acquisition has been accounted for under the purchase method, and had an aggregate purchase price of approximately $31,000,000 in cash, including acquisition costs. Approximately $10,000,000 of the excess of the purchase price over the fair value of the net tangible assets acquired was allocated to in-process research and development and approximately $9,311,000 to purchased technology and other intangible assets. The amount allocated to in-process research and development was charged to operations at the time of acquisition. The purchased technology and other intangible assets are being amortized over three years from the date of acquisition. The operating results of Parsons Technology, which were not material in relation to those of the Company, have been included in the consolidated financial statements for the period subsequent to the date of acquisition.

     Living Books

     As of January 1, 1997, the Company acquired the remaining 50% interest in the Living Books joint venture. The acquisition was accounted for under the purchase method of accounting and was accomplished by a combination of cash and restricted stock, with an aggregate purchase price of approximately $18,370,000, including acquisition costs. In connection with the acquisition, a portion of the excess purchase price, approximately $9,250,000 was allocated to in-process technology and charged to operations at the time of acquisition. Approximately $4,853,000 was allocated to purchased technology and is being amortized over three years from the date of acquisition. The operating results of Living Books, which are not material in relation to those of the Company, have been included in the consolidated financial statements for the period subsequent to the date of acquisition. Prior to this date, the Company and Random House, Inc. were equal partners in the joint venture to publish Living Books products.

     T/Maker Company

     On August 6, 1996, the Company completed its acquisition of T/Maker Company ("T/Maker"), a leading developer of clip art software. The acquisition has been accounted for under the purchase method, and had an aggregate purchase price of approximately $19,900,000, including acquisition costs. Approximately $8,000,000 of the excess of the purchase price over the fair value of the net tangible assets acquired was allocated to in-process research and development and approximately $11,500,000 to purchased technology. The amount allocated to in-process research and development was charged to operations at the time of acquisition. The purchased technology is being amortized over three years from the date of acquisition. The operating results of T/Maker, which were not material in relation to those of the Company, have been included in the consolidated financial statements for the periods subsequent to the date of acquisition.

     Banner Blue Software, Inc.

     On April 28, 1995, the Company acquired Banner Blue Software Incorporated ("Banner Blue"), a leading developer of genealogy software, in a transaction accounted for under the pooling-of-interests method. The Company issued 607,000 shares of common stock in exchange for all the outstanding stock of Banner Blue. The operating results for Banner Blue were not material to the combined results of the two companies for all periods prior to the acquisition and therefore results for those periods have not been restated. The operating results of Banner Blue have been included in the consolidated financial statements for all periods subsequent to the date of acquisition.


3.   Fair Value of Financial Instruments

     The carrying amount approximates fair value for each class of financial instruments which include cash and equivalents, accounts receivable, accounts payable and accrued liabilities because of the short maturity of these instruments. The carrying values of short-term investments are based upon quoted market prices.

     Cash and short-term investments, at fair value, consist of the following:

                                                       August 31,
                                                 1997             1996
                                               ---------      ----------
                                                     (In thousands)
     Cash and equivalents:
       Cash and money market funds             $  4,848         $  1,149
       Municipal securities                        --             53,812
       Commercial paper                           2,240            1,500
       Money market preferreds                    3,000           49,200
       Corporate notes                             --              3,338
                                               ---------      ----------
                                                 10,088          108,999
                                               ---------      ----------
     Short-term investments:
       Money market preferreds                    3,024            2,675
       Municipal securities                      65,947           22,831
       Commercial paper                           1,000             --
       U.S. government agencies                  11,530           15,884
       Corporate equity fund                        473              504
       Corporate notes                            2,016             --
                                               ---------      ----------
                                                 83,990           41,894
                                               ---------      ----------
     Cash and short-term investments           $ 94,078         $150,893
                                               =========      ==========

     Cash and short-term investments had an aggregate cost of $93,754,000 and $151,140,000 at August 31, 1997 and 1996, respectively. At August 31, 1997 cash and short-term investments included gross unrealized gains of $388,000 and losses of $70,000. At August 31, 1996 cash and short-term investments included gross unrealized gains of $139,000 and gross unrealized losses of $386,000. At August 31, 1997 short-term investments of $13,305,000 were contractually due within one year with the balance due after one year but before two years.


4.   Property and Equipment

     Property and equipment consist of the following:

                                                          August 31,
                                                     1997            1996
                                                   ---------     ---------
                                                        (In thousands)
     Computer equipment                            $ 14,702       $ 10,169
     Furniture                                        8,960          6,134
     Leasehold improvements                           3,717          1,947
     Buildings                                        6,194           --
     Land                                             1,048           --
                                                   ---------     ---------
                                                     34,621         18,250
     Accumulated depreciation and amortization      (15,957)       (11,236)
                                                   ---------     ---------
                                                   $ 18,664       $  7,014
                                                   =========     =========


5.   Other Accrued Liabilities

     Other accrued liabilities consist of the following:

                                                          August 31,
                                                     1996            1996
                                                   ---------      ---------
                                                        (In thousands)
     Accrued compensation                          $  8,545        $  8,794
     Accrued royalties                                5,701           4,101
     Accrued income taxes                             4,621           8,966
     Accrued sales and marketing costs                3,714           3,288
     Accrued restructuring                            1,986            --
                                                   ---------      ---------
                                                   $ 24,567        $ 25,149
                                                   =========      =========


6.   Income Taxes

     The Company's pretax income from foreign operations for fiscal 1997, 1996 and 1995 was $901,000, $1,648,000 and $88,000, respectively.

     Significant components of the provision for income taxes are as follows:

                                                    Years ended August 31,
                                             ---------------------------------
                                                1997       1996         1995
                                             ---------  ----------   ----------
                                                      (In thousands)
     Current:
       Federal                               $  2,767     $ 22,392     $ 23,920
       State                                      642        7,002        6,789
       Foreign                                    337          542          238
                                             ---------   ----------   ---------
     Total current                              3,746       29,936       30,947

     Deferred:
       Federal                                 (8,677)         (93)      (4,299)
       State                                   (2,197)         (27)      (1,095)
                                             ---------   ----------   ---------
     Total deferred                           (10,874)        (120)      (5,394)
                                             ---------   ----------   ---------
                                             $ (7,128)    $ 29,816     $ 25,553
                                             =========   ==========   =========

     The principal reasons that the aggregate income tax provisions differ from taxes computed at the applicable federal statutory rate are reflected below:

                                                    Years ended August 31,
                                             ---------------------------------
                                                1997       1996         1995
                                             ---------  ----------  ---------
                                                      (In thousands)
     Income tax provision at federal
       statutory rate                        $ (7,214)   $ 23,308    $ 21,609
     State income taxes, net of federal
       tax benefit                             (1,010)      4,533       3,701
     Charge for acquired in-process
       technology                                 907       2,803        --
     Other                                        189        (828)        243
                                             ---------  ----------  ---------
                                             $ (7,128)   $ 29,816    $ 25,553
                                             =========  ==========  =========

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                 August 31,
                                                            --------------------
                                                              1997        1996
                                                            --------   ---------
                                                               (In thousands)
     Deferred tax assets:
       Accruals and reserves not currently deductible       $15,554      $14,900
       Purchased technology                                  10,674          581
       Other, net                                             2,758        2,142
                                                            --------    --------
                                                             28,986       17,623
                                                            --------    --------
     Deferred tax liabilities:
       Purchased technology                                   2,104        3,855
       Other, net                                               905          173
                                                            --------    --------
                                                              3,009        4,028
                                                            --------    --------
     Net deferred tax assets                                $25,977      $13,595
                                                            ========    ========

     Income tax benefits which accrue to the Company from the exercise of nonqualified stock options and disqualifying dispositions of incentive stock options have been recorded as increases to common stock.

     The Company does not provide for U.S. taxes on undistributed earnings of its foreign subsidiary. If these earnings were distributed to the parent company, foreign tax credits available under current law would substantially eliminate the resulting Federal tax liability.

7.   Stockholders' Equity

     Preferred Stock

     The Company's Certificate of Incorporation authorizes 1,000,000 shares of preferred stock, none of which is issued or outstanding at August 31, 1997 and 1996. The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

     Employee Stock Purchase Plan

     In April 1996, the Company established an Employee Stock Purchase Plan whereby eligible employees may authorize payroll deductions of up to 10% of their compensation to purchase shares at 85% of the lower of the fair market value of the Common Stock on the first or the last day of each six-month purchase period. In fiscal year 1997, 44,000 shares were issued under the plan at an average price of $20.25 per share. In fiscal year 1996, there were no shares issued under the Plan. At August 31, 1997, the Company had 206,000 shares of its Common Stock reserved for future issuance under the Plan.

     Stock Option Plans

     Under the Company's Employee and Consultant Stock Option Plans, incentive and nonqualified stock options may be granted to employees, directors and consultants to purchase a maximum of 6,250,000 common shares. All options are granted at an amount equal to or greater than the fair market value of the common stock at the date of grant. In connection with the acquisition of Banner Blue Software, the Company assumed the outstanding options of Banner Blue Software and converted such options into options under the Plans based upon the merger exchange ratio. Options vest in annual 20% increments from the date of grant, according to the vesting schedule at the date of grant. The options generally expire ten years from the date of grant.

     In fiscal year 1997, the Company offered to cancel and reissue certain stock options granted in fiscal years 1996 and 1995. The Company issued 970,000 stock options in fiscal year 1997 related to this reissuance. This reissuance is included in the table below under shares granted and forfeited for fiscal year 1997. Changes in options outstanding during the three years ending August 31, 1997 are as follows:

                                                                                               Weighted
                                                                                                Average
                                                                                               Exercise
                                                            Number of     Exercise Price       Price Per
                                                              Shares         Per Share           Share
                                                           ---------------------------------------------
     Options outstanding at August 31, 1994                 1,792,000    $ 1.00  -  $28.32      $14.59
       Granted                                                660,000    $32.25  -  $72.00      $48.18
       Assumed in the acquisition
         of Banner Blue Software                               42,000    $ 3.97  -  $27.54      $13.02
       Exercised                                             (388,000)   $ 1.50  -  $28.32      $10.51
       Forfeited                                             (150,000)   $10.62  -  $32.25      $18.50
                                                           ----------
     Options outstanding at August 31, 1995                 1,956,000    $ 1.00  -  $72.00      $26.44
       Granted                                              1,042,000    $33.13  -  $76.73      $53.85
       Exercised                                             (151,000)   $ 1.00  -  $32.25      $14.08
       Forfeited                                             (138,000)   $10.63  -  $72.00      $40.66
                                                           ----------
     Options outstanding at August 31, 1996                 2,709,000    $ 1.00  -  $76.73      $36.98
       Granted                                              2,067,000    $18.50  -  $31.00      $27.43
       Exercised                                             (135,000)   $ 1.00  -  $28.32      $13.58
       Forfeited                                           (1,272,000)   $10.63  -  $72.00      $52.72
                                                           ----------
     Options outstanding at August 31, 1997                 3,369,000    $ 1.00  -  $76.73      $26.11
                                                           ==========
     Outstanding options exercisable at August 31, 1997       870,000
                                                           ==========
     Options available for grant at August 31, 1997         1,613,000
                                                           ==========

     At August 31, 1997, a total of 4,982,000 shares of common stock have been reserved for issuance upon exercise of outstanding stock options and options available for issuance under the Company's plans.

     The following table summarizes information regarding options outstanding and options exercisable as of August 31, 1997:

                                                   Outstanding options                         Exercisable options
                                      -------------------------------------------        -----------------------------
                                                              Weighted average
                                                         ------------------------
                                                        Contractual                                       Weighted
      Range of per share              Number of            life          Exercise        Number of         average
       exercise prices                  shares           (in years)       price            shares       exercise price
     -------------------             -----------      ---------------   ---------        ----------     --------------
     $  1.00 - $ 18.50                  725,000             5.62          $ 12.28          533,000         $ 10.22
     $ 18.66 - $ 27.50                  790,000             8.42          $ 25.09          148,000         $ 22.29
     $ 27.54 - $ 28.38                  388,000             8.45          $ 28.34           53,000         $ 28.18
     $ 28.75 - $ 28.75                  896,000             9.22          $ 28.75             --           $  --
     $ 31.00 - $ 76.73                  570,000             7.88          $ 39.50          136,000         $ 39.76
                                     -----------      ---------------   ---------        ----------     --------------
     $  1.00 - $ 76.73                3,369,000             7.94          $ 26.11          870,000         $ 17.96
                                     ===========      ===============   =========        ==========     ==============

     Pro Forma Information

     Under APB 25, the intrinsic value method, the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, thus no compensation expense is recognized in the Company's financial statements. Pro forma information regarding net income (loss) and net income (loss) per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options (including shares issued under the Employee Stock Purchase Plan, collectively called "options") under the fair value method of that Statement.

     The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its options. The following weighted average assumptions were used in determining the fair value of the Company's stock-based awards to employees:

                                                Options                ESPP
                                      Fiscal Year    Fiscal Year    Fiscal Year
                                         1997           1996           1997
                                      ------------  -------------  ------------
     Expected life (in years)             3.5            3.5            0.5
     Expected volatility                   51%            49%            51%
     Risk-free interest rate              5.9%           5.9%           5.5%
     Expected dividend yield              0.0%           0.0%           0.0%

     The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized when they occur. The weighted average estimated fair value of employee stock options granted during fiscal years 1997 and 1996 was $7.98 and $19.09 per option, respectively. The weighted average estimated fair value of shares granted under the Employee Stock Purchase Plan during fiscal year 1997 was $7.00 per share, respectively. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                              Fiscal Year          Fiscal Year
                                                  1997                1996
                                               ---------            --------
                                            (in thousands, except for net income
                                               (loss) per share information)
     Pro forma net income (loss)               $ (22,882)           $ 33,506
     Pro forma net income (loss) per share     $   (1.11)           $   1.56


     The effects on pro forma disclosures of applying SFAS 123 are not likely to be representative of the effects on pro forma disclosures of future years. Because SFAS 123 is applicable only to options granted subsequent to August 31, 1995, the pro forma effect will not be fully reflected until fiscal year 1999.


8.   Profit Sharing and Retirement Plan

     The Company has a 401(k) Profit Sharing Plan covering substantially all employees. The Company contributes $0.25 for every $1.00 contributed by Plan participants subject to certain limitations on individual contributions. The Company also funds annually its profit sharing expense which is at the discretion of the Board of Directors. The Company's cost of the Plan was $945,000, $2,508,000 and $2,547,000 in fiscal 1997, 1996 and
     1995 respectively.


9.   Lease Commitments

     The Company leases office and warehouse space under operating leases. Rent expense under operating leases was $5,181,000, $3,628,000 and $2,808,000 in fiscal 1997, 1996 and 1995, respectively. Future minimum lease payments under operating leases are as follows:

                                                             Year ended
                                                           August 31,1997
                                                           --------------
                                                           (In thousands)

     1998                                                    $  5,898
     1999                                                       5,584
     2000                                                       4,747
     2001                                                       4,215
     2002                                                       1,192
     2003 and thereafter                                          744
                                                           --------------
                                                             $ 22,380
                                                           ==============


10.  Litigation

     The Company is subject to pending claims and litigation. Management, after review and consultation with counsel, considers that any liability from the disposition of such lawsuits would not have a material adverse effect upon the consolidated financial condition of the Company.


11.  Restructuring Charges

     In accordance with Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activiy (Including Certain Costs Incurred in a
     Restructuring)," the Company recorded a charge to operating expenses of $1,986,000 in the fourth quarter of fiscal 1997. Restructuring charges included costs pertaining to certain restructuring programs. These restructuring programs pertained to the consolidation of facilities and discontinuation of certain projects which resulted in a reduction of the workforce of approximately 50 people. Following is a summary of significant components of the charge:

                                                            Year ended
                                                         August 31, 1997
                                                         --------------
                                                         (In thousands)

     Restructuring Costs
       Employee severance                                  $  1,194
       Exit costs, principally costs of
         vacating certain facilities                            792
                                                         --------------
                                                           $  1,986
                                                         ==============


12.  Terminated Merger Costs

     In December 1995, the Company and The Learning Company terminated an agreement to merge. The Company recognized pre-tax income of $15,464,000 which consisted of an $18,000,000 payment received to terminate the merger and $2,536,000 of associated expenses.


13.  Operations by Geographic Area

     Information regarding the Company's operations in the United States and foreign areas is presented below:

                                                             August 31,
                                                        1997           1996
                                                     ----------    -----------
                                                          (In thousands)
     Net Revenue
     North America
       Customers in the United States                $ 170,273      $ 166,426
       Customers in Canada                               5,793          5,664
       Customers in Asia/Pacific                         4,208          3,312
       Other exports                                      --              157
       Intercompany revenues                             2,640          2,055
                                                     ----------     ---------
                                                       182,914        177,614
     Europe                                             10,513         10,648
     Consolidating eliminations                         (2,640)        (2,055)
                                                     ----------     ---------
                                                     $ 190,787      $ 186,207
                                                     ==========     =========
     Income from Operations
     North America                                   $ (26,349)     $  42,823
     Europe                                                786          1,590
                                                     ----------     ---------
                                                     $ (25,563)     $  44,413
                                                     ==========     =========
     Identifiable Assets
     North America                                   $ 181,475      $ 195,347
     Europe                                              5,128          5,085
                                                     ----------     ---------
                                                     $ 186,603      $ 200,432
                                                     ==========     =========


     For fiscal 1995 revenues from foreign sources were less than 10% of consolidated net revenues.

14.  Quarterly Financial Information (Unaudited)

                                                       Quarter ended
                                    --------------------------------------------------
                                    November      February         May          August        Fiscal
                                       30           28/29           31            31           Year
                                    ---------   -----------   -----------   ------------   ----------
                                                 In thousands, except for per share data
Fiscal year 1997:
  Net revenues                      $61,491       $44,316        $39,294       $45,686       $190,787
  Gross margin                       38,292        27,766         24,999        29,247        120,304
  Net income (loss)                   8,895        (3,462)            11       (18,926)       (13,482)
  Net income (loss) per share          0.42         (0.16)          --           (0.91)         (0.65)
Fiscal year 1996:
  Net revenues                      $70,961       $48,044        $34,993       $32,209       $186,207
  Gross margin                       46,041        33,009         24,706        23,547        127,303
  Net income (loss)                  15,936        18,839          6,180        (4,178)        36,777
  Net income (loss) per share          0.73          0.87           0.29         (0.20)          1.71

PART I - FINANCIAL INFORMATION
ITEM 1.  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                             BRODERBUND SOFTWARE, INC.

                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (IN THOUSANDS)

                                                       MAY 31,     August 31,
                                                       1998          1997
                                                    -------------------------
                                                    (Unaudited)
                         ASSETS
Current assets:
     Cash and short-term investments                $119,841       $ 94,078
     Accounts receivable, net                          6,920         18,047
     Inventories                                       5,559          4,527
     Deferred income taxes                            18,735         14,975
     Other current assets                              5,091          3,799
                                                    -------------------------
     Total current assets                            156,146        135,426
                                                    -------------------------

Property and equipment, net                           17,095         18,664
Purchased technology and other intangibles            14,355         20,308
Deferred income taxes                                 12,275         11,002
Other assets                                             538          1,203
                                                    -------------------------
                                                    $200,409       $186,603
                                                    -------------------------
                                                    -------------------------

              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                               $  8,950       $  8,928
     Accrued compensation                              8,143          8,545
     Accrued income taxes                              4,157          4,621
     Other accrued expenses                           13,884         14,397
                                                    -------------------------
     Total current liabilities                        35,134         36,491
                                                    -------------------------

Other liabilities                                      1,870          2,030
                                                    -------------------------
     Total liabilities                                37,004         38,521
                                                    -------------------------

Stockholders' equity:
     Common stock                                     30,689         27,422
     Retained earnings                               132,716        120,660
                                                    -------------------------
          Total stockholders' equity                 163,405        148,082
                                                    -------------------------
                                                    $200,409       $186,603
                                                    -------------------------
                                                    -------------------------

SEE ACCOMPANYING NOTES.

                             BRODERBUND SOFTWARE, INC.

                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    (Unaudited)


                                                      THREE MONTHS ENDED             NINE MONTHS ENDED
                                                             MAY 31,                        MAY 31,
                                                    -----------------------------------------------------
                                                      1998           1997           1998           1997
                                                    -----------------------------------------------------
Net revenues                                        $ 52,476       $ 39,294       $230,296       $145,101
Cost of revenues                                      21,634         12,868         90,652         50,303
Amortization of purchased technology                   2,193          1,427          6,631          3,741
                                                    -----------------------------------------------------
     Gross margin                                     28,649         24,999        133,013         91,057
                                                    -----------------------------------------------------

Operating expenses:
     Sales and marketing                              22,273         12,615         69,026         37,988
     Research and development                          9,211         10,578         34,285         27,818
     General and administrative                        4,906          3,224         16,868          9,740
     Charge for acquired in-process technology           -              -              -            9,250
                                                    -----------------------------------------------------
     Total operating expenses                         36,390         26,417        120,179         84,796
                                                    -----------------------------------------------------

Income (loss) from operations                         (7,741)        (1,418)        12,834          6,261

Interest and dividend income, net                      1,265          1,443          3,435          4,505
Gain (loss) on sale of investment                      2,298             (8)         2,311              2
Equity in losses of joint venture                        -              -              -             (603)
                                                    -----------------------------------------------------

Income (loss) before income taxes                     (4,178)            17         18,580         10,165

Provision (benefit) for income taxes                  (1,516)             6          6,781          4,721
                                                    -----------------------------------------------------

Net income (loss)                                   $ (2,662)      $     11        $11,799       $  5,444
                                                    -----------------------------------------------------
                                                    -----------------------------------------------------

Basic earnings (loss) per share                     $   (.13)      $    .00       $   0.57       $   0.26
                                                    -----------------------------------------------------
                                                    -----------------------------------------------------

Diluted earnings (loss) per share                   $   (.13)      $    .00       $   0.56       $   0.26
                                                    -----------------------------------------------------
                                                    -----------------------------------------------------

Common shares outstanding                             20,949         20,733         20,852         20,673
                                                    -----------------------------------------------------
                                                    -----------------------------------------------------

Common shares assuming dilution                       20,949         21,048         21,231         21,083
                                                    -----------------------------------------------------
                                                    -----------------------------------------------------



     SEE ACCOMPANYING NOTES.

                             BRODERBUND SOFTWARE, INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (IN THOUSANDS)
                                    (Unaudited)


                                                                         NINE MONTHS ENDED
                                                                              MAY 31,
                                                                     ------------------------
                                                                        1998            1997
                                                                     ------------------------
     OPERATING ACTIVITIES
     Net income                                                      $ 11,799       $  5,444
     Adjustments to reconcile net income to net
      cash provided by operating activities:
       Equity in losses of joint venture                                  -              603
       Depreciation and amortization                                   10,771          6,129
       Deferred income taxes                                           (1,273)        (2,562)
       Charge for acquired in-process technology                          -            9,250
       Changes in operating assets and liabilities                      4,191        (11,253)

                                                                     ------------------------
          Net cash provided by operating activities                    25,488          7,611
                                                                     ------------------------

     INVESTING ACTIVITIES
     Additions to equipment and improvements                           (2,570)        (2,878)
     Investments in affiliates                                            -           (2,683)
     Purchase of Living Books, net of cash                                -           (7,594)
     Other                                                               (483)        (5,382)

                                                                     ------------------------
          Net cash used in investing activities                        (3,053)       (18,537)
                                                                     ------------------------

     FINANCING ACTIVITIES
     Repurchase of common stock                                           -          (14,574)
     Employee stock purchase plan                                         817            891
     Exercise of stock options                                          1,558            841
     Tax benefit from exercise of stock options                           892            254

                                                                     ------------------------
          Net cash provided by (used in) financing activities           3,267        (12,588)
                                                                     ------------------------

     Effect of exchange rate on cash and short-term investments            61           (259)
                                                                     ------------------------

     Increase (decrease) in cash and short-term investments            25,763        (23,773)
     Cash and short-term investments, beginning of period              94,078        150,893

                                                                     ------------------------
     Cash and short-term investments, end of period                  $119,841       $127,120
                                                                     ------------------------
                                                                     ------------------------


SEE ACCOMPANYING NOTES.

                             BRODERBUND SOFTWARE, INC.

                NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                    (Unaudited)


NOTE 1.  BASIS OF PRESENTATION

The condensed consolidated financial statements for Broderbund Software, Inc. (the "Company") for the nine months ended May 31, 1998 and 1997 are unaudited and reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods. These condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report (Form 10-K) for the year ended August 31, 1997. The results of operations for the three months and nine months ended May 31, 1998 are not necessarily indicative of the results for the entire fiscal year ending August 31, 1998.

NOTE 2.  RECENTLY ISSUED ACCOUNTING PRINCIPLES

In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying of comprehensive income and its components. The Company will adopt SFAS No. 130 effective September 1, 1998.

In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes new requirements for the reporting of information regarding operating segments, products, services, geographic areas and major customers. The Company will adopt SFAS No. 131 effective September 1, 1998.

In October 1997, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 97-2, "Software Revenue Recognition." SOP 97-2 establishes standards relating to the recognition of all aspects of software revenue. SOP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997. The Company does not expect the adoption of SOP 97-2 to have a material impact on the Company's consolidated results of operations.

In March 1998, the AICPA issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 establishes standards relating to the capitalization of internal use software. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. The Company does not expect adoption of SOP 98-1 to have a material impact on the Company's consolidated results of operations.

NOTE 3.  EARNINGS PER SHARE

The FASB issued SFAS No. 128, Earnings Per Share, effective for periods ending after December 15, 1997. Beginning the second quarter of fiscal 1998, the Company adopted the new standard and has restated prior period amounts to "basic" and "diluted" earnings per share. "Basic" earnings per share is calculated by dividing net income or loss by the weighted average common shares outstanding during the period. "Diluted" earnings per share reflect the net incremental shares that would be issued if outstanding stock options were exercised.

In the case of a net loss, it is assumed that no incremental shares would be issued because they would be anti-dilutive. In addition, certain options are considered anti-dilutive because the options' exercise price is above the average market price during the period. Anti-dilutive shares are not included in the computation of diluted earnings per share, in accordance with SFAS No.
128. The following table reflects the total potentially diluted shares that would be outstanding if such anti-dilutive shares were included.

(IN THOUSANDS)


                                                             THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                   MAY 31,                       MAY 31,
                                                           ---------------------------------------------------
                                                            1998           1997           1998           1997
                                                           ---------------------------------------------------
Weighted average common shares outstanding                 20,949         20,733         20,852         20,673
Incremental shares - Stock options                            197            315            379            410
                                                           ---------------------------------------------------

     Diluted shares assuming net income                    21,146         21,048         21,231         21,083
Options with exercise price greater than market price       2,880          2,447          2,368          3,558
                                                           ---------------------------------------------------

     Total potentially diluted shares                      24,026         23,495         23,599         24,641
                                                           ---------------------------------------------------
                                                           ---------------------------------------------------


NOTE 4.  SUBSEQUENT EVENT

On June 22, 1998 the Company announced that it had entered into a definitive merger agreement with The Learning Company, Inc. (TLC). Pursuant to the agreement, subject to certain conditions described below, TLC will issue 0.80 shares of its common stock for each outstanding share of the Company's common stock. Based on the closing price of TLC's common stock on June 19, 1998, this exchange ratio implies a purchase price of $20 per share and an aggregate transaction value of approximately $420 million.

The closing of the transaction is subject to certain conditions, including expiration of applicable waiting periods under pre-merger notification regulations and the approval of stockholders of both companies. The Boards of Directors of both companies have approved the transaction. The transaction is anticipated to be accounted for using the pooling-of-interests method.